Exhibit 99.1

News Release

Wabtec Reports 1Q Results, Affirms Adjusted Guidance

WILMERDING, PA, April 25, 2019 – Wabtec Corporation (NYSE: WAB) today reported a loss per diluted share of $0.04 and adjusted earnings per diluted share of $1.06 in the 2019 first quarter (see reconciliation table). The company said it generated cash from operations of $31 million for the quarter. Wabtec also affirmed its full-year guidance for sales and adjusted earnings per diluted share.

Raymond T. Betler, Wabtec’s president and chief executive officer, said: “Our first-quarter adjusted results represent a solid start to the year, and we’re well positioned to meet our financial targets in 2019 based on our current backlog and expected market conditions.

“Since completing our merger with GE Transportation in late February, we have focused on continuing to serve our customers, integrating our companies and validating the strategic rationale for the combination. We have also confirmed our target to deliver operating synergies of $250 million by year four, demonstrating further confidence in the financial benefits of the merger. As we drive short-term performance and our synergy initiatives, we are also investing in our long-term growth strategies and are confident we can deliver improved earnings, margins and cash flow in the future.”

2019 First Quarter Consolidated Results

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GAAP sales were $1.59 billion; adjusted sales were $1.64 billion including accounting policy harmonization. The increase compared to the year-ago quarter resulted mainly from sales from GE Transportation.

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Income from operations was $67 million and adjusted income from operations was $220 million (13.4% of adjusted sales). Adjusted income from operations excluded pre-tax expenses of $153 million related to the GE Transportation merger, as follows: $80 million for one-time, non-cash purchase price accounting charges; $59 million for transaction and restructuring costs; and $14 million for non-cash, accounting policy harmonization (see reconciliation table). In addition to the expenses noted above, the company also had pre-tax expense of $20 million for non-cash, recurring purchase price accounting charges which is not added back to adjusted income from operations.

•	Net interest expense was $45 million, including expenses of $14 million related to the GE Transportation merger.

•	Other expense was $8 million due to losses on the remeasurement of certain foreign currency-denominated contracts.

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Income tax expense was $19 million. Excluding the net tax benefit from transaction costs related to the GE Transportation merger, adjusted income tax expense was $41 million for an adjusted effective tax rate of about 23%.

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The loss per diluted share was $0.04 and adjusted earnings per diluted share based on adjusted shares outstanding of 132.5 million were $1.06 (see reconciliation table). Adjusted earnings per diluted share excluded after-tax expenses of $1.10 per diluted share related to the GE Transportation merger, as follows: $0.46 for one-time, non-cash purchase price accounting charges; $0.42 for transaction, restructuring and interest costs; $0.08 for non-cash, accounting policy harmonization; and $0.14 for the net tax benefit (see reconciliation table). In addition to the expenses noted above, the company also had after-tax expense of $0.12 per diluted share for non-cash, recurring purchase price accounting charges which is not added back to adjusted earnings per diluted share.

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EBITDA, which Wabtec defines as income from operations plus depreciation and amortization, was $123 million and adjusted EBITDA was $276 million. Adjusted EBITDA excluded pre-tax expenses of $153 million related to the GE Transportation merger, as follows: $80 million for one-time, non-cash purchase price accounting charges; $59 million for transaction and restructuring costs; and $14 million for non-cash, accounting policy harmonization (see reconciliation table). In addition to the expenses noted above, the company also had pre-tax expense of $20 million for non-cash, recurring purchase price accounting charges which is not added back to adjusted EBITDA.

2019 First Quarter Segment Results

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Freight segment sales increased by 131% or $496 million; the increase resulted from acquisitions of $495 million and organic growth of $9 million, which more than offset unfavorable changes in foreign currency exchange rates of $8 million. Freight segment income from operations of $75 million was reduced by $99 million of the expenses noted above. Excluding those expenses, income from operations as a percent of sales was 18.9%. GE Transportation had a strong quarter due to the timing of project deliveries.

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Transit segment sales increased by 6% or $41 million; the increase resulted from organic sales growth of $77 million and acquisitions of $15 million, which more than offset unfavorable changes in foreign currency exchange rates of $51 million. Income from operations as a percent of sales was 8.2% mainly due to an unfavorable product mix and certain discrete items.

Cash Flow Summary

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The company generated cash from operations of $31 million for the first quarter compared to cash from operations of $24 million in the year-ago quarter, with the increase resulting from improved working capital performance. In the 2019 first quarter, cash from operations was reduced by about $50 million as a result of costs related to the GE Transportation merger.

•	At March 31, the company had cash of $513 million and debt of $4.96 billion. Total debt was higher than at the end of 2018 due to the GE Transportation merger.

Backlog

•	At March 31, Wabtec’s total, multi-year backlog was $23 billion and its 12-month backlog was $6.1 billion, higher than year-end 2018 due mainly to the GE Transportation merger.

2019 Financial Guidance and Pro Forma Financial Information

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Wabtec affirmed 2019 GAAP sales guidance of about $8.4 billion. The company updated GAAP income from operations guidance to about $800 million and GAAP earnings per diluted share guidance to between $2.40-$2.60 due to refined estimates for purchase price accounting charges and transaction and restructuring costs. Wabtec affirmed its guidance for EBITDA, which Wabtec defines as income from operations plus depreciation and amortization, of about $1.3 billion.

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Wabtec affirmed its adjusted financial guidance for 2019: Adjusted sales of about $8.4 billion, adjusted EBITDA of about $1.6 billion, adjusted income from operations of about $1.2 billion and adjusted earnings per diluted share of between $4.00-$4.20. The adjusted guidance excludes estimated expenses for the GE Transportation merger for transaction and restructuring costs, one-time purchase price accounting charges, and non-cash accounting policy harmonization. Excluding these expenses, the company’s adjusted operating margin target for the full year is about 14% and its effective tax rate for the full year is expected to be about 24%. This guidance also includes a net synergy benefit of about $20 million. For the year, Wabtec expects GAAP cash flow from operations to be between $500 million-$600 million including expenses of about $300 million related to the GE Transportation merger.

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Compared to its first quarter results, which included about five weeks of GE Transportation’s results, Wabtec said it expects second quarter adjusted sales, adjusted net income and adjusted EBITDA to be higher, with adjusted earnings per diluted share expected to be lower mainly due to a less favorable product mix and the fully diluted share count increasing to about 193 million as a result of the GE Transportation merger. Based on the expected timing of project deliveries, Wabtec expects its product mix and adjusted earnings per diluted share to improve during the rest of the year.

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Following is pro forma adjusted financial information assuming a full year of GE Transportation’s results and excluding estimated expenses for the GE Transportation merger for transaction and restructuring costs, one-time and recurring purchase price accounting charges and non-cash accounting policy harmonization: Adjusted sales of about $9.2 billion, adjusted EBITDA of about $1.7 billion and adjusted income from operations of about $1.3 billion due to updated estimates for purchase price accounting charges.

Conference Call Information

Wabtec will host a call with analysts and investors at 10 a.m., ET, today. To listen via webcast, go to Wabtec’s new website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section, or to the old Wabtec website at www.wabtec.com and click on “Webcasts” in the “Investor Relations” section. Also, an audio replay of the call will be available by calling 412-317-0088 (passcode: 466#).

About Wabtec Corporation

Wabtec Corporation is a leading global provider of equipment, systems, digital solutions and value-added services for freight and transit rail. Drawing on nearly four centuries of collective experience across Wabtec, GE Transportation and Faiveley Transport, the company has unmatched digital expertise, technological innovation, and world-class manufacturing and services, enabling the digital-rail-and-transit ecosystems. Wabtec is focused on performance that drives progress, creating transportation solutions that move and improve the world. The freight portfolio features a comprehensive line of locomotives, software applications and a broad selection of mission-critical controls systems, including Positive Train Control (PTC). The transit portfolio provides highly engineered systems and services to virtually every major rail transit system around the world, supplying an integrated series of components for buses and all train-related market segments that deliver safety, efficiency and passenger comfort. Along with its industry-leading portfolio of products and solutions for the rail and transit industries, Wabtec is a

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leader in mining, marine, and industrial solutions. Based in Wilmerding, PA, Wabtec has approximately 27,000 employees in facilities throughout the world. Visit: www.WabtecCorp.com or www.wabtec.com

Information about non-GAAP 2019 Financial Guidance and Forward-Looking Statements

Wabtec’s earnings release and 2019 financial guidance mention certain non-GAAP financial performance measures, including adjusted operating margin, EBITDA, adjusted EBITDA, adjusted income from operations and adjusted earnings per diluted share. Wabtec defines EBITDA as income from operations plus depreciation and amortization. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this presentation have inherent material limitations as performance measures because they add back certain expenses incurred by the company to net income, resulting in those expenses not being taken into account in the applicable financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the acquisition by Wabtec of GE Transportation (the “transaction”) and statements regarding Wabtec’s expectations about future sales and earnings. All statements, other than historical facts, including statements regarding the expected benefits of the transaction, including future financial and operating results, the tax consequences of the GE Transportation transaction, and the combined company’s plans, objectives, expectations and intentions; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from the GE Transportation transaction; (2) uncertainty of the expected financial performance of the combined company following completion of the transaction; (3) failure to realize the anticipated benefits of the transaction, including as a result of integrating GE Transportation into Wabtec; (4) the ability of the combined company to implement its business strategy; (5)

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difficulties and delays in achieving revenue and cost synergies of the combined company; (6) inability to retain and hire key personnel; (7) evolving legal, regulatory and tax regimes; (8) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, industry consolidation and changes in the financial condition or operating strategies of our customers; (9) changes in the expected timing of projects; (10) a decrease in freight or passenger rail traffic; (11) an increase in manufacturing costs; (12) actions by third parties, including government agencies; and (13) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contacts

Tim Wesley / twesley@wabtec.com / 412-825-1543

Kristine Kubacki, CFA / Kristine.kubacki@wabtec.com / 412-450-2033

Wabtec Media Contact

Deia Campanelli / Deia.Campanelli@Wabtec.com / 773-297-0482

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

(UNAUDITED)

	First	First
	Quarter	Quarter
	2019	2018
Net sales	$1,593,617	$1,056,177
Cost of sales	(1,204,600)	(745,296)

Gross profit	389,017	310,881
Gross profit as a % of Net Sales	24.4%	29.4%
Selling, general and administrative expenses	(259,723)	(147,201)
Engineering expenses	(34,545)	(22,049)
Amortization expense	(27,442)	(10,352)

Total operating expenses	(321,710)	(179,602)
Operating expenses as a % of Net Sales	20.2%	17.0%
Income from operations	67,307	131,279
Income from operations as a % of Net Sales	4.2%	12.4%
Interest expense, net	(44,569)	(20,284)
Other (expense) income, net	(8,228)	2,586

Income from operations before income taxes	14,510	113,581
Income tax expense	(18,523)	(26,124)
Effective tax rate	127.7%	23.0%
Net (loss) income	(4,013)	87,457
Less: Net (gain) loss attributable to noncontrolling interest	(459)	909

Net (loss) income attributable to Wabtec shareholders	$(4,472)	$88,366

Earnings Per Common Share
Basic
Net (loss) income attributable to Wabtec shareholders	$(0.04)	$0.92

Diluted
Net (loss) income attributable to Wabtec shareholders	$(0.04)	$0.92

Basic	121,226	95,810

Diluted	121,226	96,371

Segment Information
Freight Net Sales	$876,434	$379,554
Freight Income from Operations	$75,210	$69,623
Freight Operating Margin	8.6%	18.3%

Transit Net Sales	$717,183	$676,623
Transit Income from Operations	$58,933	$68,084
Transit Operating Margin	8.2%	10.1%

Backlog Information (Note: 12-month is a sub-set of total)	March 31, 2019	December 31, 2018
Freight Total	$19,466,111	$664,656
Transit Total	3,795,200	3,816,925

Wabtec Total	$23,261,311	$4,481,581

Freight 12-Month	$4,061,260	$503,528
Transit 12-Month	2,048,707	1,954,573

Wabtec 12-Month	$6,109,967	$2,458,101

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands	March 31, 2019	December 31, 2018
Cash and cash equivalents	$512,870	$580,908
Restricted cash	—	1,761,446
Receivables, net	1,726,824	1,146,778
Inventories	1,947,220	844,886
Current assets - other	194,223	115,649

Total current assets	4,381,137	4,449,667
Property, plant and equipment, net	1,634,966	563,737
Goodwill	8,142,473	2,396,544
Other intangibles, net	4,364,021	1,129,880
Other long term assets	555,308	109,406

Total assets	$19,077,905	$8,649,234

Current liabilities	$3,254,435	$1,646,690
Long-term debt	4,641,286	3,792,774
Long-term liabilities - other	1,401,738	340,695

Total liabilities	9,297,459	5,780,159
Shareholders’ equity	9,687,846	2,865,131
Non-controlling interest	92,600	3,944

Total shareholders’ equity	$9,780,446	$2,869,075

Total Liabilities and Shareholders’ Equity	$19,077,905	$8,649,234

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
In thousands	2019	2018
Net cash provided by operating activities	$31,338	$24,200
Net cash used for investing activities	(2,739,648)	(43,865)
Net cash provided by financing activities	882,990	28,668
Effect of changes in currency exchange rates	(4,164)	7,482

(Decrease) increase in cash	(1,829,484)	16,485
Cash, cash equivalents, and restricted cash, beginning of period	2,342,354	233,401

Cash, cash equivalents, and restricted cash, end of period	$512,870	$249,886

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation

2019 Q-1 Actual Results

(in millions)	First Quarter 2019 Actual Results
		Gross	Operating	Income from	Interest &			Minority	Wabtec
	Net Sales	Profit	Expenses	Operations	Other Exp	Tax	Net Income	Interest	Net Income	EPS
Consolidated Q1 Actual As Reported	$1,593.6	$389.0	$(321.7)	$67.3	$(52.8)	$(18.5)	$(4.0)	$(0.5)	$(4.5)	$(0.04)
Transaction and Restructuring Costs	—	—	58.9	58.9	14.4	(17.7)	55.6	—	55.6	$0.42
One-time PPA Charges	—	80.0	—	80.0	—	(19.4)	60.6	—	60.6	$0.46
Policy Harmonization	47.0	14.0	—	14.0	—	(3.4)	10.6	—	10.6	$0.08
Tax Adjustment on Transaction Costs	—	—	—	—	—	18.0	18.0	—	18.0	$0.14

Adjusted Results	$1,640.6	$483.0	$(262.8)	$220.2	$(38.4)	$(41.0)	$140.8	$(0.5)	$140.3	$1.06

Fully Diluted Shares Outstanding										132.5

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation

2019 Q-1 EBITDA Reconciliation

(in millions)	Income from Operations	Depreciation	Amortization	EBITDA (Income from Operations plus Depreciation & Amortization)
Consolidated Q1 Actual As Reported	$67.3	$27.2	$28.7	$123.2
Transaction and Restructuring Costs	58.9	—	—	58.9
One-time PPA Charges	80.0	—	—	80.0
Policy Harmonization	14.0	—	—	14.0

Adjusted Results	$220.2	$27.2	$28.7	$276.1

Set forth below is a reconciliation of the 2019 guidance to the adjusted guidance included in this press release. We believe that the adjusted guidance provides useful supplemental information to assess our forecasted results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s guidance presented in accordance with GAAP.

Wabtec Corporation

Reconciliation of Guidance to Adjusted Guidance *

(in billions)	Revenue	Income from Operations	Depreciation & Amortization	EBITDA (Income from Operations plus Depreciation & Amortization)
2019 Guidance	$8.4	$0.8	$0.5	$1.3
Transaction and Restructuring Costs	—	0.1	—	0.1
One-time PPA Charges	—	0.2	—	0.2
Policy Harmonization	0.1	0.1	—	0.1

2019 Adjusted Guidance	$8.4	$1.2	$0.5	$1.6

*

Net Income and Earnings Per Diluted Share (“EPS”) will be impacted by a variety of uncertainties including revisions to purchase price accounting, final transaction costs, and mix of operations affecting accounting harmonization. The Company does not further reconcile Income from Operations to Net Income due to the inherent difficulty, without unreasonable efforts, in forecasting and quantifying with reasonable accuracy the foregoing significant items required for the reconciliation. On a GAAP basis, Net Income is estimated to range from $425 million to $460 million, with an EPS range of $2.40 to $2.60. On an adjusted basis, Net Income is estimated to range from $710 million to $740 million, and EPS of $4.00 to $4.20.